EXHIBIT 4.5

                                 [FACE OF NOTE]

                        SUPREME INTERNATIONAL CORPORATION

                 123% Series B Senior Subordinated Note due 2006

                                          No.         CUSIP No. __________

                                                              $ ----------


        SUPREME INTERNATIONAL CORPORATION, a Florida corporation (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to ___________, or its registered assigns, the principal sum of ____________________________________
Dollars ($___________), on [______], 2006.


        Interest Rate:                123% per annum.
        Interest Payment Dates:       April 1 and October 1 of each year
                                      commencing October 1, 1999.
        Regular Record Dates:         March 15 and September 15 of each year.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                         SUPREME INTERNATIONAL CORPORATION

                                       By:
                                      Name:
                                     Title:

                (Form of Trustee's Certificate of Authentication)



        This is one of the 123% Series B Senior Subordinated Notes due 2006 referred to in the within-mentioned Indenture.


STATE STREET BANK AND TRUST
COMPANY, as Trustee


 Dated: __________________                    By:__________________________
                                                 Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                        SUPREME INTERNATIONAL CORPORATION

                 123% Series B Senior Subordinated Note due 2006


1.      PRINCIPAL AND INTEREST; SUBORDINATION.

        The Company will pay the principal of this Note on April 1, 2006.

        The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 123% per annum.

        Interest will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes)) at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing October 1, 1999.

        Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange herefor or, if no interest has been paid, from April 6, 1999; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

        The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee its attorney-in-fact for such purpose.

2.      METHOD OF PAYMENT.

        The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each April 1 and October 1 to the Persons who are Holders (as reflected in the Note Register at the close of business on the March 15 and September 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after April 1, 2006.

        The Company will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal (premium, if any) and interest by its check payable in such money. The Company may pay interest on the Notes either (a) by mailing a check for such interest to a Holder's registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.      PAYING AGENT AND REGISTRAR.

        Initially, the Trustee will act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.

4.      INDENTURE; LIMITATIONS.

        The Company issued the Notes under an Indenture dated as of April 6, 1999 (the "Indenture"), among the Company, the Subsidiary Guarantors and State Street Bank And Trust Company, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

        The Notes are unsecured senior subordinated obligations of the Company. The Indenture limits the aggregate principal amount of the Notes to $125,000,000.

5.      REDEMPTION.

        OPTIONAL REDEMPTION. The Notes may be redeemed at the option of the Company, in whole or in part, at any time and from time to time on or after April 1, 2003, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning April 1 of each of the years set forth below:

                                       Redemption
                   Year                  Price
          -----------------------   -----------------
          2003                         106.125%
          2004                         103.063%
          2005 and thereafter          100.000%

        In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraph, at any time prior to April 1, 2002, the Company may redeem up to 35% of the aggregate principal amount of the Notes (including the principal amount of any Additional Notes), within 60 days of one or more Public Equity Offerings with the net proceeds of such offerings, at 112.25% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided, however, that at least 65% of the aggregate principal amount of the Notes originally issued (including the principal amount of any Additional Notes) remains outstanding thereafter.

        If less than all the Notes are to be redeemed pursuant to the preceding two paragraphs, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed, or if the Notes are not so listed, by such other method the Trustee shall deem fair and appropriate; provided that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000; provided further that any such redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary).

        Notice of a redemption will be mailed, first-class postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Note Register. Notes in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.      REPURCHASE UPON A CHANGE IN CONTROL AND ASSET SALES.

        Upon the occurrence of (a) a Change in Control, the Holders of the Notes will have the right to require that the Company purchase such Holder's outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) Asset Sales, the Company may be obligated to make offers to purchase Notes with a portion of the Net Cash Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

7.      DENOMINATIONS; TRANSFER; EXCHANGE.

        The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part).

8.      PERSONS DEEMED OWNERS.

        A Holder may be treated as the owner of a Note for all purposes.

9.      UNCLAIMED MONEY.

        If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.     DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

        If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.     AMENDMENT; SUPPLEMENT; WAIVER.

        Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12.     RESTRICTIVE COVENANTS.

        The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness; (ii) Restricted Payments; (iii) issuances and sales of Capital Stock of Restricted Subsidiaries; (iv) transactions with Affiliates; (v) Liens; (vi) purchase of Notes upon a Change in Control; (vii) disposition of proceeds of Asset Sales;
(viii) guarantees of Indebtedness by Restricted Subsidiaries; (ix) dividend and other payment restrictions affecting Restricted Subsidiaries; (x) merger and certain transfers of assets; and (xi) limitation on Unrestricted Subsidiaries. Within 120 days after the end of each fiscal year and within 45 days after each fiscal quarter, the Company must report to the Trustee on compliance with such limitations.

13.     SUCCESSOR PERSONS.

        When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.     REMEDIES FOR EVENTS OF DEFAULT.

        If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.     NOTE GUARANTEES.

        The Company's obligations under the Notes are fully, irrevocably and unconditionally guaranteed on a senior unsecured basis, to the extent set forth in the Indenture, by each of the Subsidiary Guarantors.

16.     TRUSTEE DEALINGS WITH COMPANY.

        The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

17.     AUTHENTICATION.

        This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18.     ABBREVIATIONS.

        Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Supreme International Corporation, 3000 NW 107th Avenue, Miami, Florida 33172, Attention: Vice President of Finance.

                            [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.


(Please print or typewrite name and address including zip code of assignee)


the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                               ON ALL CERTIFICATES
                       EXCEPT PERMANENT OFFSHORE PHYSICAL
                                  CERTIFICATES]

        In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or [______], 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                    CHECK ONE

               (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       OR

               (b) this Note is being transferred other than in accordance with
          (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 311 and 312 of the Indenture shall have been satisfied.


Date:

                                                    NOTICE: The signature to
                                                    this assignment must
                                                    correspond with the name as
                                                    written upon the face of the
                                                    within-mentioned instrument
                                                    in every particular, without
                                                    alteration or any change
                                                    whatsoever.


Signature Guarantee:


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

        The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


                          Dated:

                          NOTICE:  To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


        If you wish to have this Note purchased by the Company pursuant to
Section 1013 or Section 1014 of the Indenture, check the Box: ].

        If you wish to have a portion of this Note purchased by the Company pursuant to Section 1013 or Section 1014 of the Indenture, state the amount (in original principal amount) below:


                       $---------------------.


Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.